Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-02751, 333-29981, 333-52547, 333-75065, 333-34188, 333-54200, 333-101525, 333-127582, 333-145257 and 333-145258) on Form S-8 and (Nos. 333-117230, 333-129889, 333-129891, 333-136465, 333-145524, 333-133087, 333-125180, 333-32374, 333-30358, 333-89073, 333-52461, 333-23423, 333-19815, 333-02323, 333-146212 and 333-161425) on Form S-3 of Emisphere Technologies, Inc. of our report dated March 25, 2010, relating to our audit of the financial statements as of December 31, 2009 and for the year then ended which appear in this Annual Report on Form 10-K of Emisphere Technologies, Inc. for the year ended December 31, 2009. Our report dated March 25, 2010, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.
/s/ McGladrey & Pullen, LLP

New York, New York
March 25, 2010